EXHIBIT 99.1

Raymond James 36th Annual Institutional Investors Conference Navigating the present, focused on the future. March 3, 2015

Forward Looking Statements Navigating the present, focused on the future. * This presentation contains forward-looking statements that involve risks, uncertainties and assumptions that could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, any statements regarding our strategy; any statements regarding future utilization; any projections of financial items; future operations expenditures; any statements regarding the plans, strategies and objectives of management for future operations; any statement concerning developments; any statements regarding future economic conditions or performance; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. The forward-looking statements are subject to a number of known and unknown risks, uncertainties and other factors including but not limited to the performance of contracts by suppliers, customers and partners; actions by governmental and regulatory authorities; operating hazards and delays; our ultimate ability to realize current backlog; employee management issues; complexities of global political and economic developments; geologic risks; volatility of oil and gas prices and other risks described from time to time in our reports filed with the Securities and Exchange Commission ("SEC"), including the Company's most recently filed Annual Report on Form 10-K and in the Company’s other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. We assume no obligation and do not intend to update these forward-looking statements except as required by the securities laws.  Social Media From time to time we provide information about Helix on Twitter (@Helix_ESG) and LinkedIn (www.linkedin.com/company/helix-energy-solutions-group).

Who We Are Navigating the present, focused on the future. * Helix is a specialty deepwater service provider to the offshore energy industry, focused on expanding our subsea infrastructure services in Well Intervention and Robotics.

Deepwater Subsea Services Navigating the present, focused on the future. * Well Intervention: Entering a wellbore to initiate, enhance, restore or decommission production as part of the well’s natural life cycle. Robotics: Providing remotely operated vehicles (ROVs) to perform deepwater service tasks beyond the reach of dive crews. Why focus on these disciplines? Strong demand with projected sustained growth Significant barriers to entry Capital-intensive at the top end of the market, for both vessels and skilled crews Mastery of full range of services necessary to add value Strong track record critical to earning customer trust

Well Intervention Navigating the present, focused on the future. *

Well Intervention Overview Navigating the present, focused on the future. *

Well Intervention Current Asset Base Navigating the present, focused on the future. * Q4000 Skandi Constructor (chartered vessel) Well Enhancer Seawell Intervention Riser Systems H534

Future Well Intervention Growth Navigating the present, focused on the future. * Q5000 – Expected completion Q2 2015 Intervention Riser Systems Q7000 – Under Construction Siem Helix 1, 2 – In Service 2016

Aging Global Subsea Wellhead Count Navigating the present, focused on the future. * Source: Quest Offshore Resources, Energy Database Data as of August 2014

Robotics Navigating the present, focused on the future. *

Robotics Overview

Helix provides ROVs and crews to perform subsea tasks, including:

- Umbilical and flowline trenching services
- Geotechnical coring
- Comprehensive workclass ROV services
- Dynamically positioned ROV support vessels
- Tooling and intervention services
- Technical manpower and project management services

As operations move into deeper waters, more powerful, specialized ROVs will be required to perform subsea tasks.


HELIX

Workclass ROV - UHD 86

Navigating the present, focused on the future.

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Robotics Assets Navigating the present, focused on the future. * 50 Work-class ROVs The backbone of the fleet, capable of performing a broad array of subsea construction and well intervention tasks 5 Trenchers The key to pipeline installation in heavily trafficked waters 2 ROV Drills: Provide seabed composition intelligence for subsea construction and subsea mining operations

Chartered Vessel Fleet Navigating the present, focused on the future. * Grand Canyon Olympic Canyon Deep Cygnus Rem Installer

Chartered Vessel Fleet Navigating the present, focused on the future. * Currently four vessels under long-term charter Two additional vessels scheduled to enter fleet in 2015 that are a combination of fleet enhancement / replacement Grand Canyon II Grand Canyon III Spot vessels are continually added and subtracted to the chartered vessel fleet as market demand requires Grand Canyon II undergoing final fitting at Kleven shipyard Grand Canyon III arriving at Kleven shipyard in Norway

Future Robotics Growth Navigating the present, focused on the future. * Newbuild chartered vessels optimized for renewable energy markets, as well as oil & gas markets Additional work-class ROVs for current and emerging markets Trenchers for burial operations worldwide ROVDrill seabed coring units for energy and mining industries

What Sets Helix Apart in Robotics Navigating the present, focused on the future. * Oil & Gas Renewable Energy Subsea Mining Specialty Services Helix charters its ROV support vessels, ensuring a modern fleet that can expand and contract based on regional requirements A fleet of advanced vehicles, including several units custom-built to our specifications An industry leader in subsea trenching and coring capabilities Provide trenching, cable burial and ROV support for offshore wind farm development Current focus on export lines (field to shore) Future opportunities in-field (inter-array cable installation) ROVs serve many industries outside of the offshore oil and gas sector

Production Facilities Navigating the present, focused on the future. *

Production Facilities Navigating the present, focused on the future. * Independence Hub Semi (20%) Location: Mississippi Canyon (GOM) Partner: Enterprise Products Operator: Anadarko Marco Polo TLP (50%) Location: Green Canyon (GOM) Partner: Enterprise Products Operator: Anadarko Helix Producer I FPU (100%) Location: Phoenix Field (GOM) Expect to remain on field through 2019 A component of the well containment system, along with the Q4000 Production Facilities contributed $63 million in EBITDA in 2014. Helix Producer I preparing to re-enter service following Macondo well containment response

Debt & Liquidity Navigating the present, focused on the future. *

Debt & Liquidity Profile Navigating the present, focused on the future. * Includes impact of unamortized debt discount under our convertible senior notes. We define liquidity as the total of cash and cash equivalents ($476 million) plus unused capacity under our revolving credit facility ($584 million). ($’s millions) Liquidity of approximately $1.1 billion at 12/31/2014

Debt Instrument Profile Navigating the present, focused on the future. * Pro forma for Q5000 Term Loan Total funded debt of $822 million at end of 2014 $200 million Convertible Senior Notes – 3.25% 1 ($179 million net of unamortized debt discount) $277 million Term Loan – LIBOR + 2.25% 2 Annual amortization payments of 5% in years 1 and 2, 10% per annum in years 3 through 5 $95 million MARAD Debt – 4.93% Semi-annual amortization payments $250 million Q5000 Term Loan – LIBOR + 2.50% (assumes 100% drawdown of loan) Annual amortization payments over 5 years with final balloon payment Subject to bank funding requirments Convertible Notes Term Loan Q5000 Term Loan MARAD Debt Stated maturity 2032. First put / call date is March 2018. We have fixed through October 2016 the LIBOR interest rate on 50% of the Term Loan debt at 0.75% utilizing interest rate swaps.

2015 Outlook Navigating the present, focused on the future. *

2015 Outlook – Industry Conditions Navigating the present, focused on the future. * Collapse in oil prices drives a reduction in spending by our customers across the supply chain; Helix is not immune. Nature of cyclical downturn: Driven by oversupply of oil Lack of demand elasticity (slow global economic growth) Rebasing of offshore oil and gas industry economics Exploration and production companies attempt to reset cost structure Oversupply of service capacity as a result of prolonged up cycle and access to capital

2015 Outlook – Company Specific Navigating the present, focused on the future. * 2015 is expected to be challenging as a result of the following factors: Our customers are aggressively cutting spending and certain of our customers are seeking to renegotiate contracts, as well as seeking to cancel contracts even with cancellation fees; and some have deferred contracted work into later periods Excluding one-time items and well intervention campaigns not likely to occur in 2015, a more normalized 2014 EBITDA is closer to $350 million The sharp decline in the U.K. sterling versus the dollar is expected to impact our North Sea based operations by approximately $15 – $20 million Above average dry docking this year is estimated to impact our results another $30 million in EBITDA (Seawell, Q4000, and H534) Lower oil prices will reduce our “tolling” revenues from the Production Facilities business by an estimated $10 million Starting with a “normalized” 2014 EBITDA of $350 million, the three company specific issues would indicate a 2015 EBITDA of approximately $300 million prior to considering the current commodity price environment. The combination of all these factors will produce a 2015 year well below 2014 results. We caution that the market situation is very dynamic and therefore we cannot quantify with any degree of certainty, but to say that 2015 is likely to be well below 2014 results.

2015 Outlook – Capex Navigating the present, focused on the future. * 2015 capex budget of approximately $400 million consisting of the following:1 $305 million in growth capital, primarily for newbuilds currently underway, including: $170 million for Q5000 (includes $15 million contingency) $40 million for Q7000 $65 million in topside equipment for Siem Helix 1 and 2 monohull vessels $15 million in Robotics $15 million for new subsea equipment, including jointly owned with OneSubea $35 million remaining on the Seawell refit in 2015 $60 million in maintenance capital $35 million for the Q4000 and H534 dry dock $20 million in IRS maintenance, spares and upgrades $3 million in Robotics maintenance $2 million in other Although we have budgeted $400 million, we are seeking to reduce aggregate capex in 2015 whenever possible.

Beyond 2015 Navigating the present, focused on the future. * Entering 2015, Helix is well positioned to weather the down cycle Approximately $900 million of remaining capital commitments at the end of 2014 Liquidity of $1.1 billion at the end of 2014 Helix is focused on positioning for a recovery by targeting the following: Working to reduce operating costs and SG&A to maximize cash flow from operations Reducing / deferring capital commitments where possible Maintaining liquidity; the target is to maintain adequate liquidity to emerge on a solid foundation for the next up cycle Preserving client relationships to the degree rational – this means not maximizing 2015 to the detriment of the future Continuing to exploit possibilities that enhance our relationship with OneSubsea and Schlumberger in an effort to drive utilization of our assets In the longer term the industry has always sought greater efficiencies, which are at the heart of what rig alternative subsea intervention is all about.

Navigating the present, focused on the future. HLX Listed NYSE® Follow Helix on Twitter - @Helix_ESG www.linkedin.com/company/helix